As filed with the Securities and Exchange Commission on February 16, 1996
                       CONFORMED SIGNATURES WITH EXHIBITS

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION
            (Exact name of Registrant as specified in its charter)

ARIZONA                                      86-0220694
(State of Incorporation)                (I.R.S. Employer ID No.)

      4110 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85251 (Address of Principal Offices)

                The Alanco Environmental Resources Corporation
                       1995 Incentive Stock Option Plan
                           (Full Title of the Plan)

                                Norman E. Meyer
                  Alanco Environmental Resources Corporation
                      4110 N. Scottsdale Road, Suite 200
                              Scottsdale, AZ 85251
                    (Name and address of Agent for Service)

                                (602) 874-0448
         (Telephone number, including area code of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

Title of       Amount of      Max. Off.  Maximum       Amount of
Securities     Securities     Price Per  Aggregate     Registration
Registered     Registered     Share (1)  Offering      Price Fee
----------     ----------     ---------  ----------    -------------

Common Stock   1,000,000       3.875     3,875,000      1,336.22
(2)

(1) Estimated pursuant to Rule 457 and based upon the average of the closing bid and asked price for the Registrant's common stock on February 15, 1996, a date within 5 business days of the filing of this Registration Statement.

(2) Issuable upon the exercise of Options granted and to be granted pursuant to the Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information related to the Alanco Environmental Resources Corporation 1995 Incentive Stock Option Plan which is not being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of
Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to a participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information.

     As required by this Item, the Registrant shall provide to a participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of
Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.


                                    Part II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     (c) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4. Description of Securities: The Registrant's no par value common stock is listed for trading on the NASDAQ System under the symbol "ALAN". Each share of common stock is entitled to its pro rata share of any dividends declared by the Registrant. Each share of common stock is entitled to one vote on all matters submitted to the stockholders. Cumulative voting for the election of directors is permitted. There are no other liquidation rights, preemptive rights or other rights attached to the common stock and nor is the common stock subject to any call, assessment or liability of the Registrant.

Item 5.  Interests of Named Experts and Counsel: Not applicable.

Item 6.  Indemnification of Officers and Directors.

     The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Arizona provide for indemnification of directors of the Registrant who


are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.  Exemption from Registration Claimed: Not Applicable

Item 8.  Exhibits.
                                 EXHIBIT INDEX

        Exhibit                                           Page or
        Number              Description              Method of Filing
        -------            ------------              ----------------


          4.1    1995 Incentive Stock Option Plan     Filed herewith

          4.2    Form of Incentive Stock Option       Filed herewith
                 Agreement

           5     Opinion rendered by Squire,          Filed herewith
                 Sanders & Dempsey, counsel for
                 the Registrant (including
                 consent)

         23.1    Consent of Billie J. Allred,         Filed herewith
                 Certified Public Accountant

         23.2    Consent of Counsel                    See Exhibit 5


Item 9.  Undertakings.

           (a) The undersigned Registrant hereby undertakes.

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

           (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the


offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


































                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 16th day of February, 1996.

ALANCO ENVIRONMENTAL RESOURCES CORPORATION


By: Norman E. Meyer
--------------------------------
     Norman E. Meyer, President

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


       NAME                                   TITLE                 DATE

       Kevin L. Jones         Chief Financial Officer              2/15/96
       ------------------     Director
       Kevin L. Jones

       James G. Ricketts      Director                             2/5/96
       ------------------
       James G.  Ricketts

       Larry G. Nelson        Director                             2/2/96
       ------------------
       Larry G. Nelson

       Peter D Van Oosterhout Director                             2/8/96
       ------------------
       Peter D. Van Oosterhout

       Bradley L. Gordon      Director                             2/9/96
       ------------------
       Bradley L. Gordon

                              Director
       ------------------
       Robert J. Scannell

       Dennis Schlegel        Director                             2/2/96
       ------------------
       Dennis Schlegel

       Harold S. Carpenter    Director                             2/9/96
       ------------------
       Harold S. Carpenter

       John Connelly          Director                             2/7/96
       ------------------
       John Connelly

       Steven H. Davis        Director                             2/6/96
       ------------------
       Steven H. Davis